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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
AAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 9, 2002

To the Stockholders of AAR CORP.:

The Annual Meeting of Stockholders of AAR CORP. for the year 2002 will be held at AAR CORP.'s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 9, 2002, at 10:00 A.M. (Chicago time). At the meeting, stockholders will act on the following matters:

1.
To elect three Class III directors to serve until the 2005 Annual Meeting of Stockholders;

2.
To approve the AAR CORP. Section 162(m) Performance-Based Annual Cash Bonus Program adopted by the Compensation Committee of the Board of Directors of the Company for executive officers of the Company; and

3.
To transact any other business that may properly come before the meeting.

By Order of the Board of Directors
HOWARD A. PULSIFER Secretary

August 28, 2002

YOUR VOTE IS IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, OR SUBMIT YOUR PROXY ELECTRONICALLY BY TELEPHONE OR THE INTERNET SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
October 9, 2002

SOLICITATION

This Proxy Statement and the enclosed proxy card were mailed to stockholders on or about August 28, 2002, in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2002 Annual Meeting ("Annual Meeting").

If you are a stockholder of record (i.e., you hold your shares in your own name other than through a broker, bank or other nominee), you are encouraged to submit your proxy vote electronically either by telephone or the Internet. This will eliminate the need to sign, date and return your proxy card. To submit your proxy by telephone or the Internet you will be required to enter the control number assigned to you and imprinted on your proxy card accompanying this Proxy Statement. The vote by telephone and vote by Internet can be accessed 24 hours a day, seven days a week until the day prior to the Annual Meeting.

  •
  To submit your proxy vote by telephone:

    -  using a touch-tone phone, call 1-877-PRX-VOTE (1-877-779-8683) toll-free and follow the voice prompts

  •
  To submit your proxy vote by internet:

    -  Log onto internet website at http://www.eproxyvote.com/air and enter your voter control number on your proxy card and mark the appropriate boxes to enter voting instructions

If you are a street-name stockholder (i.e., you hold your shares through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee describing how you may vote your shares.

You may change your vote at any time before your proxy is exercised, but only by voting in person at the Annual Meeting, or by submitting another proxy by telephone, the Internet, or delivering a later dated, signed proxy to the Secretary of the Company.

Proxies will be voted in accordance with instructions on the proxy. If no instructions are specified, the named proxy holders will vote FOR the election of the nominees for Class III director designated by the Board, FOR approval of the AAR CORP. Section 162(m) Performance-Based Annual Cash Bonus program, and upon any other matter that may properly come before the Annual Meeting in their discretion and best judgment. The Board may nominate another person if any nominee becomes unavailable for election for any reason prior to the Annual Meeting vote. In that event, the named proxy holders will vote for that other person.

The cost of the solicitation of proxies will be paid by the Company. The Company has engaged D. F. King & Co., 77 Water Street, New York, New York, to aid in the solicitation of proxies at a total estimated cost of $8,000, plus reasonable out-of-pocket expenses. D. F. King & Co. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies.

RECORD DATE AND VOTING AT THE ANNUAL MEETING

Stockholders owning common stock of the Company ("Common Stock") outstanding at the close of business on the record date, August 14, 2002, may vote at the Annual Meeting. On that date, 31,865,498 shares of Common Stock were outstanding. Stockholders will have one vote on each matter to be voted on for each share held on the record date. Shares cannot be voted unless the owner is present at the Annual Meeting in person or by proxy. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a matter has been approved, because they are not considered votes cast.

BOARD OF DIRECTORS

The Restated Certificate of Incorporation and By-Laws of the Company provide that the Board shall consist of between three and fifteen directors. The exact number of directors is set from time to time by the Board. The number of directors is presently set at nine. The members of the Board are divided into three classes: Class I (three directors), Class II (three directors) and Class III (three directors). One class is elected each year for a three-year term.

During the fiscal year ended May 31, 2002 ("Fiscal 2002"), the Board held six meetings. All of the incumbent directors attended 75% or more of the aggregate meetings of the Board and of the committees on which they served during Fiscal 2002.

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee, an Executive Committee, and a Nominating Committee.

Audit Committee

The Audit Committee is comprised entirely of independent directors. Its members are Joel D. Spungin (Chairman), A. Robert Abboud, Howard B. Bernick, and James G. Brocksmith, Jr. The Audit Committee acts pursuant to its written charter adopted by the Board of Directors. The charter was reviewed by the Audit Committee at its July, 2002 meeting and amended to clarify the Audit Committee's role and responsibilities with respect to independent auditor compensation arrangements and Internal Audit Department staffing decisions (a copy of the Audit Committee charter as revised is attached to this proxy statement as Exhibit 1). Among other things, the Audit Committee recommends to the Board the independent auditors who audit the Company's consolidated financial statements, maintains communication between the Board and its independent auditors, monitors performance of the independent auditors, has oversight of and reviews the financial reporting process and practices, has oversight of and reviews the adequacy of financial accounting controls and the organization and performance of the Company's internal systems of audit, reviews the scope and results of audits, and meets with the independent auditors and internal auditors without members of management present. The Audit Committee held three meetings during Fiscal 2002.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors. Its members are James G. Brocksmith, Jr. (Chairman), A. Robert Abboud, Howard B. Bernick, and Edgar D.

Jannotta. The Compensation Committee reviews and approves compensation policies and practices for all elected corporate officers, fixes the compensation of the President and Chief Executive Officer, and administers the Chief Executive Officer's long-term incentive program, the annual incentive compensation programs for other officers, and the AAR CORP. Stock Benefit Plan. The Compensation Committee held two meetings during Fiscal 2002.

Executive Committee

The Executive Committee is comprised of Ira A. Eichner (Chairman), David P. Storch and Edgar D. Jannotta. The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise the powers of the Board, subject to limitations imposed by law and by the Board. The Executive Committee did not hold any meetings during Fiscal 2002.

Nominating Committee

The Nominating Committee is comprised of Howard B. Bernick (Chairman), Ira A. Eichner, James E. Goodwin, and David P. Storch. The Nominating Committee reviews and recommends to the Board qualified candidates for election as directors and considers the performance of incumbent directors to determine whether they should be recommended to the Board for nomination for reelection. The Nominating Committee will consider director candidates recommended by stockholders. Stockholders may submit a recommendation to the Nominating Committee for consideration with respect to the Annual Meeting of Stockholders for the year 2003 by writing to the Secretary, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191. To be considered, recommendations must be received prior to March 19, 2003, must state the reasons for the recommendation and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, and any other qualifications. Recommendations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected. The Nominating Committee held two meetings during Fiscal 2002.

DIRECTORS' COMPENSATION

Each director who is not an officer or employee of the Company or any subsidiary ("Eligible Director") receives an annual retainer of $28,000 payable in Common Stock, a fee of $1,750 for attendance at each meeting of the Board or of any Board committee and reimbursement of expenses. The Chairman of the Board and the chairman of each committee receive an additional $2,000 annual retainer. Each director may elect to defer receipt of the annual retainer and meeting fees pursuant to the Company's Nonemployee Directors' Deferred Compensation Plan.

In addition, each non-employee director receives term life insurance coverage of $200,000 and, upon being elected a director, a grant of stock options for 10,000 shares of Common Stock under the AAR CORP. Stock Benefit Plan. These options become exercisable in 25% increments on each anniversary grant date during the director's term at the closing New York Stock Exchange ("NYSE") price on the date of grant.

The AAR CORP. Directors' Retirement Plan was terminated effective April 10, 2001. Any eligible non-employee director who was a director on the plan's effective date of termination or a retired director then receiving benefits under the plan will continue to receive benefits pursuant to the terms of the plan as the plan was in effect and applicable to such participant on the earlier of the date of plan termination or date of retirement. Benefits are paid upon retirement from the Board on or after age 65 if such director has completed at least five years of service as a director. Benefits are paid quarterly in cash in an amount equal to 25% of the annual retainer payable to an active eligible director and are paid for a period equal to the total number of years of service as a director to a maximum of ten years or until death. The AAR CORP. Directors' Retirement Plan is unfunded. As of May 31, 2002, five former directors were receiving retirement benefits under the plan.

Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jannotta, a director of the Company, is Chairman of William Blair & Company, L.L.C. ("William Blair"). William Blair, from time to time, has rendered investment banking services to the Company and received customary compensation for those services. During Fiscal Year 2002, William Blair received $2,020,850 from the Company for investment banking services rendered to the Company in connection with a registered offering of equity securities of the Company. The Company may engage William Blair for additional services in the future.

Mr. Eichner, a director of the Company and Chairman of the Board, provides consulting services to the Company pursuant to a four year consulting agreement ending June 1, 2003 under which he receives a quarterly consulting fee in the amount of $25,000. During Fiscal 2002, Mr. Eichner received $100,000 in consulting fees.

Mr. Abboud, a director of the Company, has a son, Robert G. Abboud, who is the President of RGA Labs, Inc. ("RGA Labs"). AAR Allen Services, Inc. ("AAR Services"), a subsidiary of the Company, has engaged RGA Labs to provide engineering consulting services in connection with development of a product line at a cost of approximately $90,074. AAR Services may also engage RGA Labs for additional services in the future.

Mr. Tabery, a former director who retired in October, 2001, provides consulting services to the Company pursuant to a one year consulting agreement ending October 10, 2002 under which he receives a quarterly consulting fee in the amount of $5,000. During Fiscal 2002, Mr. Tabery received $10,000 in consulting fees.

Mr. Gullion, Executive Vice President and Chief Operating Officer of the Company, received a Company loan in the amount of $105,000. The loan bears interest at the Internal Revenue Service imputed interest rate of 4.65% and is due and payable in a lump sum on the earlier of voluntary termination of employment by Mr. Gullion and under certain other circumstances, or five years from the date of the loan. The loan will be forgiven five years from the date of the loan if Mr. Gullion is then employed by the Company.

BIOGRAPHICAL INFORMATION

Director Since
NOMINEES FOR TERMS EXPIRING IN 2005
Class III Directors whose terms expire at the 2002 Annual Meeting:
HOWARD B. BERNICK, 50: Since 1994, President and Chief Executive Officer of Alberto-Culver Company, a manufacturer, marketer and distributor of personal care and household products. From 1988 to 1994, President and Chief Operating Officer of Alberto-Culver Company.	1994
Other directorships: Alberto-Culver Company; and William Wrigley Jr. Company.
IRA A. EICHNER, 71: Since 1973, Chairman of the Board of AAR. Mr. Eichner founded the Company in 1955 and was its Chief Executive Officer until October, 1996. From 1996 until his retirement as an active executive officer on May 31, 1999, he was executive Chairman of the Board and Founder of the Company. Mr. Eichner is Mr. Storch's father-in-law.	1955
RONALD R. FOGLEMAN, 60: Since 1997, President and Chief Operating Officer of B Bar J Cattle Company and President and Chief Operating Officer of Durango Aerospace Incorporated, an international aviation consulting firm, and member of NASA Advisory Council and Defense Policy Board. From 1994 to 1997, General, Chief of Staff, Headquarters United States Air Force, Washington, D.C.	2001

Other directorships: East, Inc.; ICN Pharmaceuticals Inc.; International Airline Support Group Inc.; Mesa Air Group Inc.; North American Airlines Holding Incorporated; Rolls-Royce North American; Thales-Raytheon Systems Company; and World Airways Inc.
CONTINUING DIRECTORS:
Class I Directors whose terms expire at the 2003 Annual Meeting:
JOEL D. SPUNGIN, 64: Since 1995, Managing Partner, DMS Enterprises, a consulting and management advisory partnership. From 1994 to 1999, Chairman Emeritus, and from 1988 to 1995, Chairman and Chief Executive Officer of United Stationers Inc.	1992
Other directorships: Home Products International, Inc.; and Vita Foods, Inc.
JAMES G. BROCKSMITH, JR., 61: Since 1996, an independent business consultant. From 1990 to 1996, Deputy Chairman, and Chief Operating Officer of KPMG Peat Marwick, where he retired after 31 years.	2001
Other directorships: Nationwide Financial Services, Inc.; Sempra Energy; and Sunterra Corp.
DAVID P. STORCH, 49: Since 1996, President and Chief Executive Officer of AAR. From 1989 to 1996, President and Chief Operating Officer of AAR. From 1988 to 1989, Vice President of AAR. Mr. Storch is Mr. Eichner's son-in-law.	1989
Class II Directors whose terms expire at the 2004 Annual Meeting:
EDGAR D. JANNOTTA, 71: Since March, 2001, Chairman of William Blair, an investment banking firm. From 1996 to March, 2001, Senior Director of William Blair. From 1995 to 1996, Senior Partner of William Blair. From 1977 to 1995, Managing Partner of William Blair.	1964
Other directorships: Aon Corporation; Bandag, Incorporated; Exelon Corporation; Inforte Corp.; and Molex Incorporated.
A. ROBERT ABBOUD, 73: Since 1984, President of A. Robert Abboud & Co., a private investment business.	1987
Other directorship: Alberto-Culver Company.
JAMES E. GOODWIN, 58: Since 2001, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., where he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Other directorship: Labe Bank

RETIRED DIRECTORS

Lee B. Stern and Richard D. Tabery retired from the Board effective October 10, 2001. Mr. Stern served as a director for 19 years and Mr. Tabery served for 11 years. The Board, on behalf of the Company and its shareholders, expresses its utmost appreciation to each of them for their years of dedicated service as a director.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The Board of Directors has nominated three directors to be elected in Class III at the Annual Meeting, each to serve a three-year term expiring at the 2005 Annual Meeting or until the individual is succeeded by another qualified director who has been duly elected.

The nominees for Director in Class III this year are Howard B. Bernick, Ira A. Eichner and Ronald R. Fogleman.

Each nominee is currently serving as a director of the Company. The Board expects all nominees to serve if elected as directors. If any of them should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as nominee. In such event, the proxy holders, in their discretion, will vote the shares for which they serve as proxy for another person nominated by the Board unless the Board reduces the number of directors to be elected. Under Delaware law and the Company's By-Laws, the nominees for director who individually receive the greatest number of votes shall be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR ALL NOMINEES

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

TABLES

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2002, by (i) each current director and nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and/or investment power.

Security Ownership of Management

Name	Shares Beneficially Owned[1]		Percent of Shares Outstanding if greater than 1%
A. Robert Abboud	44,404
Howard B. Bernick	27,500
James G. Brocksmith, Jr.	2,500
James J. Clark	58,030
Ira A. Eichner	704,122	[2]	2.2
Ronald R. Fogleman	2,500
James E. Goodwin	2,000
Joseph M. Gullion	40,267
Edgar D. Jannotta	22,500
Howard A. Pulsifer	107,655
Timothy J. Romenesko	141,068
Joel D. Spungin	20,250
David P. Storch	1,528,952	[3]	4.8
All directors and executive officers as a group	2,701,748	[1,2,3]	8.4

1
Includes the following shares of the identified person that may be acquired within sixty days of July 31, 2002 through the exercise of stock options: Mr. Bernick, 15,000 shares; Mr. Brocksmith, 2,500 shares; Mr. Clark, 42,937; Mr. Eichner, 240,539 shares; Mr. Fogleman, 2,500 shares; Mr. Gullion, 20,000 shares; Mr. Pulsifer, 58,329 shares; Mr. Romenesko, 81,305 shares; Mr. Spungin, 9,121 shares; and Mr. Storch, 1,209,246 shares; and all directors and executive officers as a group, 1,681,477 shares.

2
Does not include 75,000 shares in which Mr. Eichner may be deemed to own a beneficial interest, but as to which Mr. Eichner disclaims beneficial ownership.

3
Includes 29,299 shares beneficially owned by Mr. Storch's wife (18,810 shares) and minor children (10,489 shares), as to which Mr. Storch disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Stockholder	Shares Beneficially Owned		Percent of Shares Outstanding
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	2,111,900	[1]	6.629%
Putnam Investments One Post Office Square Boston, MA 02109	3,807,800	[2]	11.9%
The TCW Group, Inc. 865 Figueroa Street Los Angeles, CA 90017	3,225,997	[3]	10.1%
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	2,299,700	[4]	8.6%

1
Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	2,111,900
(ii)	shared voting power:	0
(iii)	sole dispositive power:	2,111,900
(iv)	shared dispositive power:	0
2
Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	0
(ii)	shared voting power:	915,800
(iii)	sole dispositive power:	0
(iv)	shared dispositive power:	3,807,800
3
Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	0
(ii)	shared voting power:	3,225,997
(iii)	sole dispositive power:	0
(iv)	shared dispositive power:	3,225,997
4
Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	271,250
(ii)	shared voting power:	1,622,450
(iii)	sole dispositive power:	271,250
(iv)	shared dispositive power:	2,028,450

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to its most recent fiscal year, no person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that one Form 4 due July, 2001, reflecting exercise of stock options for 9,900 shares was inadvertently filed late by Timothy J. Romenesko in May, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

General

The Company's executive compensation program is structured and administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of the four individuals listed below, all of whom are independent directors of the Company.

The executive compensation program is designed to enable the Company to attract, motivate and retain talented executives capable of achieving strategic business initiatives and to reward them for their achievement. It is designed to complement the Company's short-term and long-term business objectives and to focus executives' efforts on fulfilling these objectives. The program consists of three elements: (i) base salaries which are generally set between the median and third quartile salary level of comparable positions in similar companies, adjusted up or down to reflect individual responsibilities, performance and other relevant factors; (ii) annual variable incentive opportunities paid in cash and stock based on individual contribution and performance; and (iii) long-term incentive opportunities, in the form of stock option/restricted stock awards.

Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company's employment market. In designing and administering the individual elements of the executive compensation program for each executive, the Compensation Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing base salary levels and performance criteria, evaluating performance and determining actual incentive payments. To ensure competitiveness and reasonableness of the Compensation Committee's compensation decisions, independent compensation consulting firms are retained periodically to advise the Compensation Committee in connection with both the design and implementation of the various elements of the program and the level of individual executive participation. The Company uses competitive compensation analyses by independent consultants to ensure that the President and Chief Executive Officer's and other executive officers' base salaries and total compensation are at an appropriate competitive level relative to compensation for such positions at other companies in the relevant employment market. Generally, as an executive's level of responsibility increases, a greater percentage of total compensation is based on performance, and the mix of total compensation shifts toward stock, thereby aligning the long-term interest of senior executives with those of stockholders.

Base Salaries

Base salary levels of all elected corporate officers, including the President and Chief Executive Officer, are reviewed annually by the Compensation Committee and may be adjusted depending upon the executive's qualifications, responsibilities, assessed performance contribution, tenure in the Company and in the position held, and competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market. Effective October 1, 2001, as part of a Company-wide cost reduction effort following the terrorists attacks of September 11, 2001, and the resulting adverse impact on the aviation industry, the salaries of all elected officers of the Company were temporarily reduced by 5-10% based on salary level. The salary level for the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer were each reduced 10%. Effective April 29, 2002, salary reductions were reinstated up to 5% of salary. The base salaries of the President and Chief Executive Officer and other executive officers named in the Summary Compensation Table in Fiscal 2002 reflect the factors referred to above.

Annual Incentive Opportunities

The President and Chief Executive Officer has an annual performance-based incentive bonus opportunity of up to 150% of his base salary. Twenty percent of his incentive bonus is payable in restricted stock that vests ratably in equal amounts over a three year period. The percentage incentive bonus opportunity for other executive positions varies depending on their responsibility level.

Each fiscal year the Compensation Committee establishes specific annual cash bonus performance goals, within guidelines approved by stockholders in 1997 (those guidelines are being submitted for shareholder re-approval at the 2002 Annual Meeting) and intended to meet the requirements of Section 162(m) of the Internal Revenue Code ("IRC"), for certain executive officers of the Company. These goals focus on two categories: income and balance sheet management. The importance and weighting of these two categories is established each year by the Compensation Committee. Under the category of balance sheet management, the goals include one or several of the following criteria: shareholder equity, long-term debt to capital ratio, investment rating, debt coverage, cash flow and return on invested capital. Under the category of income, the goals include one or several of the following: pre-tax income, earnings per share and net income. A participant may be eligible to earn up to 100% of such participant's salary for meeting target goals and up to an additional 50% of salary for exceeding target goals. The amount actually earned depends on each participant's position, bonus opportunity and actual performance versus the pre-established goals.

Long-Term Incentive Opportunities

The long-term incentive program consists of stock options and/or restricted stock awards granted under the AAR CORP. Stock Benefit Plan.

Stock option awards typically expire ten years from the date of grant or earlier upon termination of employment, become exercisable in equal increments over a period of three to five years on successive grant anniversary dates at the NYSE closing stock price on the date of grant, and are accompanied by reload features. Fiscal 2003 stock option grants vest in 20% increments ratably on the grant date anniversary over a five year period subject to accelerated vesting based on the Company's stock price appreciating above specified amounts determined by the Compensation Committee at the time of the grant, subject to a minimum vesting waiting period of six months. Restrictions imposed on restricted stock awards vary and are designed, among other things, to encourage executives to stay with the Company and to maintain a focus on long-term objectives of the Company. Restricted stock grants vest over three to ten years, depending on the grant; restrictions on restricted stock used in lieu of cash to pay earned bonuses vests ratably over a three year period. Typically, awards are subject to forfeiture if the employee terminates employment for any reason other than death, retirement or disability or the Company terminates employment for cause, during the award cycle. During the award cycle the participant receives dividends on the restricted shares and also has the right to vote the restricted shares. Effective July, 2002, restrictive stock grants are determined based on reaching specified performance goals relating to the Company's return on capital and share price performance.

In determining stock option and restricted stock awards, the Committee considers the recipient's position and responsibilities in the Company, performance and contributions made during the preceding year, capabilities and potential for future contribution to the Company, the number of options and awards previously granted to the recipient and, for senior management, their progress toward achieving the Company's guidelines for stock ownership by senior management.

The Board believes that Mr. Storch, as the President and Chief Executive Officer, should have the opportunity, based on performance, to become a significant stockholder and that the performance measures that govern his opportunities should be both economic and stockholder value related. Such measures should also be related to the Company's industry and investor communities and reflect business objectives of the Company over the coming years.

Under a long-term incentive plan approved by the Board and approved by the stockholders with respect to performance restricted stock grants under this plan, commencing on June 1, 2001 and ending on May 31, 2005, Mr. Storch has the opportunity to receive annually under the AAR CORP. Stock Benefit Plan, at the discretion of the Compensation Committee, (i) options in an amount determined by a fraction, the numerator of which is equal to 1.25 times his then current base salary and the denominator of which is equal to the fair market value of the common stock on the date of grant divided by three, and (ii) performance restricted stock up to .9375 times his then current base salary based on the Company's return on capital during the performance period as compared to the S&P 500 Composite average return on capital and up to .9375 times his then current base salary based on the Company's common stock share price performance during the period as compared to the common stock share price performance of the Company's peer group.

Mr. Storch and other named executive officers in the Summary Compensation Table below received the stock options and restricted stock awards reflected in the tables below. The number of shares covered by each grant reflects individual contributions and performance, as well as competitive industry practices, in the view of the Compensation Committee. The grant levels also continue the Board's emphasis on executive stock ownership and further the Company's objectives of tying incentive compensation to performance and aligning executive's interests with the interests of the Company's stockholders.

Chief Executive Officer Compensation

In Fiscal 2002, Mr. Storch's annual base salary was temporarily reduced effective October 1, 2001, by 10%, or $69,628, as part of a Company-wide cost reduction effort. Effective May 2, 2002, the Company reinstated half of the salary reduction, or $34,814, as part of a Company-wide salary reinstatement action. Mr. Storch's present annual base salary is $661,466.

The tables which follow this report and accompanying footnotes and narrative reflect the decisions covered by the above discussion.

Federal Income Tax Considerations

IRC Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for the Chief Executive Officer or any of the four highest compensated executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously and may in the future structure compensation arrangements that under certain circumstances may be subject to the deduction limit. None of the compensation paid by the Company in Fiscal 2002 was subject to the deduction limit.

Compensation Committee

  James G. Brocksmith, Jr., Chairman
  A. Robert Abboud
  Howard B. Bernick
  Edgar D. Jannotta

STOCKHOLDER RETURN PERFORMANCE GRAPH

In prior years, the Company used a line-of-business peer group index comprised of companies engaged in engine, airframe and/or manufacturing activities in support of the aerospace/aviation aftermarket similar to those conducted by the Company. Several companies included in the Company's peer group index in prior years are no longer listed on stock exchanges, are no longer in business, or have changed their business activities to an extent that they are no longer sufficiently similar to the business activities of the Company to warrant being included in the Company's peer group index. Accordingly, the Company has selected the S&P 600 Aerospace/Defense Index, a published industry index, to replace its line-of-business peer group index used in prior years.

The S&P 500 Index is comprised of domestic industry leaders in four major sectors: Industrials, Financials, Utilities and Transportation, and serves as a broad indicator of the performance of the U.S. equity market. The S&P 600 Aerospace/Defense Index is comprised of smallcap companies engaged in aerospace/defense business activities presently including: AAR CORP., Aeroflex Inc., Alliant Techsystems, Armor Holdings, BE Aerospace, Curtiss-Wright, DRS Technologies, Edo Corp., Engineered Support Systems, Inc., Gencorp Inc., Kaman Corp CI'A', Mercury Computer, and Triumph Group. The Company's prior year peer group index is comprised of Aviall, Inc., BFGoodrich Aerospace, Sequa Corp., SPS Technologies, Inc., and Willis Lease Finance Corp. (Aviation Sales Company and Kellstrom Industries, Inc. have been excluded because they are no longer exchange traded companies).

These indices relate only to stock prices and dividends; they do not purport to provide a direct comparison of the business or financial performance of the companies comprising such indices with the Company or with each other.

The following graph compares the five-year cumulative total stockholder return (including reinvestment of dividends) of the Company, the S&P 500 Index, the S&P 600 Aerospace/Defense Index, and the Company's prior year peer group index.

AAR CORP.
Comparison of Five-Year Cumulative Stockholder Total Return1

1
Assumes $100 invested on June 1, 1997, and reinvestment of dividends in the Company's Common Stock, the S&P 500 Index, the S&P 600 Aerospace/Defense Index, and the Company's prior year selected peer group.

COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid for Fiscal Years 2000 through 2002 to the President and Chief Executive Officer and the four other most highly paid executive officers in Fiscal 2002.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Restricted Stock Award(s) ($)[1]	Securities Underlying Options (#)		All Other Compensation ($)[2]
DAVID P. STORCH PRESIDENT AND CHIEF EXECUTIVE OFFICER	2002 2001 2000	665,400 676,000 650,000	0 270,000 97,500	[4] [4]	— — 89,400	0 0 523,125	175,743 668,040 0	[3]	101,200 139,000 115,200
JOSEPH M. GULLION[5] EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER	2002 2001	391,900 63,500	0 40,000	[4]	— —	87,000 116,738	75,000 25,000		5,900 0
TIMOTHY J. ROMENESKO VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	2002 2001 2000	293,700 300,000 265,000	0 90,000 39,250	[4]	— — —	0 100,781 113,125	26,140 40,000 25,000	[3]	17,600 34,600 28,500
HOWARD A. PULSIFER VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY	2002 2001 2000	255,600 260,000 241,800	0 65,000 36,270	[4]	— — —	0 40,313 45,250	24,119 27,000 13,000	[3]	37,400 44,000 40,500
JAMES J. CLARK VICE PRESIDENT	2002 2001 2000	245,700 241,800 165,000	0 152,820 75,000		— — —	0 67,188 79,188	15,000 20,000 12,750		7,200 8,200 8,525

1
On May 31, 2002, the following shares of restricted stock were held by each named executive: Mr. Storch, 78,532; Mr. Gullion, 20,178; Mr. Pulsifer, 16,579; Mr. Romenesko, 27,797; Mr. Clark, 13,487. The May 31, 2002 market value of each named executive's restricted stock is as follows: Mr. Storch, $898,406; Mr. Gullion, $230,836; Mr. Pulsifer, $189,664; Mr. Romenesko, $317,998; Mr. Clark, $154,291. Vesting of long term restricted stock awards for executive officers varies from three years for Mr. Storch to seven years for Fiscal years 1999, 2000 and 2001 awards and ten years for Fiscal 1998 awards for other executive officers. Dividends are paid on all shares of restricted stock. In the event of a change in control of the Company as defined in the Plan, all restricted stock awards become vested immediately.

2
"All Other Compensation" for Fiscal Year 2002 includes the following: (i) contributions to the Company's 401(k) plan on behalf of each of the named executives as a Company match of 2002 pre-tax elective deferred employee contributions: Mr. Storch, $12,900; Mr. Gullion, $4,700; Mr. Pulsifer, $4,700; Mr. Romenesko, $5,600; Mr. Clark, $1,500; (ii) the premium paid on group term life insurance for Mr. Gullion, $1,200; Mr. Pulsifer, $3,600; Mr. Romenesko, $800; Mr. Clark, $600; and (iii) the value of the benefit of the remainder of the premium paid under the Company's split dollar life insurance program in the following amounts: Mr. Storch, $88,300; Mr. Pulsifer, $29,100; Mr. Romenesko, $11,200; Mr. Clark, $5,100.

3
Includes reload option shares for the following named executives: Mr. Storch, 68,040; Mr. Romenesko, 6,140; Mr. Pulsifer, 9,119.

4
Bonus compensation was paid to Mr. Storch 80% in cash and 20% in restricted stock, and to all others, 90% in cash and 10% in restricted stock, based on NYSE May 31 closing price each year. The restricted stock vests over a three year period (one-third each grant anniversary date). Dividends are paid on all shares of restricted stock.

5
Mr. Gullion joined the Company in March, 2001, and became Executive Vice President and Chief Operating Officer and a named executive officer on June 1, 2001.

STOCK OPTIONS

Options generally become exercisable 20% each year over a five-year period. Unexercised options expire ten years after the date of grant. The stock option exercise price is equal to the fair market value (NYSE closing price) of a share of stock on the date of grant. The options have no value unless the stock price appreciates and the holder satisfies the applicable vesting requirements.

The following table shows certain information with respect to stock options granted in Fiscal 2002 to the named executive officers. It also shows how much the named executive officers potentially may realize under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed hypothetical rates of appreciation required to be shown by Securities Exchange Commission regulations as an example and are not a forecast of future stock price appreciation.

Option Grants in Last Fiscal Year

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term of 10 Years
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year
Name					Exercise Price ($/Sh)	Expiration Date
							5% ($)	10% ($)
David P. Storch	175,473	[1]	27.55%		$14.90	7/10/2011	$1,644,275	$4,166,916
Joseph M. Gullion	75,000		11.77%		$14.90	7/10/2011	702,790	1,781,007
Timothy J. Romenesko	20,000 6,140[3]	[2]	3.14 ..96	% %	$14.90 $17.10	7/10/2011 Various	187,411 22,106	474,935 47,531
Howard A. Pulsifer	15,000 9,119	[2] [3]	2.35 1.66	% %	$14.90 $17.00	7/10/2011 Various	140,558 60,018	356,201 141,226
James J. Clark	15,000	[2]	2.35%		$14.90	7/10/2011	140,558	356,201

1
Ten year options subject to reload provisions; 25% of option shares exercisable on the 1st, 2nd, 3rd, and 4th grant anniversary dates.

2
Ten year options subject to reload provisions; 20% of option shares exercisable on the 1st, 2nd, 3rd, 4th and 5th grant anniversary dates.

3
These are reload options resulting from exercise of original options grants. Under the original grants, reload options result upon surrender of shares then owned by the option holder in payment of the exercise price of the initial option. The reload option is for the number of shares surrendered and expires concurrent with the original option. The reload option exercise price is equal to the fair market value of the underlying stock on the date the original option is exercised. Reload options are included in the percentage total options grant to employees shown on the chart. Values shown in the Potential Realizable Value columns are duplicative of the portion of the value disclosed in such column in the year of the original option grant and do not represent new value above that of the original grant.

The following table shows stock options exercised by named executive officers during Fiscal 2002 and the aggregate gain in value realized over the period between the date of grant and the date exercised. This table also shows the number of shares of Common Stock covered by both exercisable and non-exercisable stock options as of May 31, 2002, and the value of "in-the-money" unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)[1]
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David P. Storch	0	—	1,165,378	655,473	37,200	148,800
Joseph M. Gullion	0	—	5,000	95,000	650	2,600
Timothy J. Romenesko	9,900	$64,289.70	64,305	80,700	0	0
Howard A. Pulsifer	15,600	84,637.20	47,329	53,340	0	0
James J. Clark	0	—	33,387	43,350	9,073	0

1
Value of unexercised in-the-money options equals the fair market value of the Common Stock at May 31, 2002, less the exercise price, times the number of option shares outstanding. The closing price of the Common Stock on the NYSE at May 31, 2002, was $11.44.

PENSION BENEFITS

Qualified Plan Benefits

The Company provides benefits to all domestic employees including the named executive officers under a qualified retirement program that includes defined benefits (The AAR CORP. Retirement Plan, a cash balance type plan) and 401(k)/profit sharing plan (The AAR CORP. Retirement Savings Plan). The defined benefits are based upon the present value of a participant's benefit as of December 31, 1999 and a formula for benefits earned from and after January 1, 2000 which takes into consideration the participant's age, years of credited service, a percentage of the participant's compensation for the year and certain interest credits. Compensation includes cash compensation shown as income on an employee's Form W-2, reduced by certain items specified in the plans, plus amounts voluntarily contributed under the AAR CORP. Retirement Savings Plan and the AAR CORP. Supplemental Key Employee Retirement Plan ("SKERP"). Compensation for purposes of the qualified plans cannot exceed an annual compensation limitation of $170,000 as adjusted from time to time by the Commissioner of Internal Revenue in accordance with applicable provisions of the IRC.

The aggregate salary and bonus compensation shown for the named executive officers in the Summary Compensation Table above is the compensation currently included for purposes of determining benefits under qualified plans, subject to applicable IRC compensation limits for qualified plans. Profit sharing and 401(k) benefits are based on voluntary contributions by employees with a Company match of up to 1 percentage point of the first 5 percentage points voluntarily contributed under the plan, and a profit sharing contribution by the Company based on the individual employee's voluntary contributions and the economic performance of the individual employee's operating unit. The Company's profit sharing contribution can be up to 3% of cash compensation.

Non-Qualified Plan Benefits

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. Four of the named executive officers are participants in the SKERP. The SKERP is designed to restore the approximate amount of employer-provided benefits under the Company's qualified retirement savings plan lost as a result of IRC limitations, including those limiting compensation for purposes of benefit calculations. The SKERP also provides for aggregate retirement benefits (including qualified plan benefits) at 60% and 50% of final average compensation (as defined in plan documents), respectively, for the President and Chief Executive Officer and for certain other executive officers designated by the Board, including four of the named executive officers, reduced by certain items specified in plan documents. SKERP benefits are unfunded and Company contributions and Supplemental Retirement benefits payable by the Company are forfeited if the participant violates a covenant not to compete set forth in the plan document or if employment is terminated for cause (except that a forfeiture will not occur under certain circumstances in the event of a change in control as defined in the plan document).

Table of Pension Benefits

The following table shows the estimated aggregate annual benefits payable upon retirement at normal retirement age (65) and years of service for each of the named executive officers under the AAR CORP. Retirement Plan and SKERP.

Pension Benefit Table

Name	Projected Annual Benefit at Age 65	Years of Service to Date
David P. Storch	$415,700	23
Joseph M. Gullion	$200,500	1
Timothy J. Romenesko	$227,500	21
Howard A. Pulsifer	$183,900	15
James J. Clark	$94,800	19

EMPLOYMENT AND OTHER AGREEMENTS

David P. Storch

The Company has an employment agreement with Mr. Storch designed to assure his continued services with the Company at a base compensation of $661,466 per year or such increased amount as the Board may determine. Mr. Storch's term of employment is continuously extended so as to have a remaining term of three years, but shall expire upon death, disability, retirement or other termination of employment.

Mr. Storch's employment agreement also includes: confidentiality and non-compete provisions; participation in the Company's benefit plans; a severance payment upon termination of employment by the Company for other than cause prior to a change in control of the Company equal to two times base salary then in effect; a severance payment equal to three times his average cash compensation (base salary plus cash bonus) for the last two fiscal years of employment upon termination of employment under certain circumstances in the event of a change in control of the Company; an incentive bonus opportunity of up to 150% of base salary subject to annual financial targets approved by the Compensation Committee (20% of any bonus is payable in three year restricted stock); an annual long-term incentive stock compensation plan consisting of (i) an annual option grant opportunity of an amount determined by a fraction, the numerator of which is equal to 1.25 times his base salary and the denominator of which is equal to the fair market value of the stock on the grant date divided by three, and (ii) performance restricted stock up to ..9375 times his then current salary based on the Company's return on capital during the performance period as compared to the S&P 500 Composite average return on capital and up to .9375 times his then current base salary based on the Company's common stock share price performance during the period as compared to the common stock share price performance of the Company's peer group; a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the employment agreement in the event of imposition of excise taxes in respect of "excess parachute payments" under the IRC and, in the event of a change in control of the Company as defined in the employment agreement, accelerated vesting of awards outstanding under the Company's Stock Benefit Plan and continuation of certain other benefits for a period of three years.

Other Agreements

The Company has entered into severance agreements with certain key employees, including the named executive officers other than Mr. Storch. The severance agreements are substantially identical, include confidentiality and non-compete covenants, and provide for payment of compensation and certain benefits in the event of termination of employment for other than cause, including a change in control of the Company as defined in the severance agreements. Severance equal to base salary plus any earned incentive cash bonus will be paid upon termination of employment by the Company for other than cause as defined in the severance agreements prior to a change in control of the Company. Under certain circumstances, upon termination of employment following a change in control, the employee will receive severance equal to three times total compensation (base salary plus annual cash bonus) for the most recently ended fiscal year or the preceding fiscal year, whichever is greater, accelerated vesting of awards outstanding under the Company's Stock Benefit Plan, special supplemental retirement benefits determined as if the employee had three additional years of service under the Company's retirement plans, continuation of certain other benefits for a period of three years, and a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the severance agreement in the event of imposition on such employee of excise taxes payable in respect of "excess parachute payments" under the IRC.

The Company has also entered into split dollar life insurance agreements with certain key employees, including three of the named executive officers. Under the agreements, the Company will fund the annual insurance premiums for the policies subject to reimbursement from the cash value or death benefit proceeds of the policies.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four independent directors and carries out its responsibilities pursuant to a written charter (a copy of which is attached to this proxy statement as Exhibit 1) adopted by the Board of Directors. Among other things, the Audit Committee oversees the Company's financial reporting process and reviews and makes recommendations to the Board concerning the reliability and integrity of the Company's financial reporting process and legal compliance and the independence and performance of the Company's internal and independent auditors. The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent auditors are responsible for auditing the Company's financial statements and for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2002, with the Company's management and representatives of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee

  Joel D. Spungin, Chairman
  A. Robert Abboud
  Howard B. Bernick
  James G. Brocksmith, Jr.

PROPOSAL 2

Approval of the AAR CORP. Section 162(m)
Performance-Based Annual Cash Bonus Program

Background

Section 162(m) of the IRC generally precludes a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to a company's chief executive officer or any of the company's four next highest paid executive officers, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance-based" within the meaning of Section 162(m).

The Company's Board of Directors and the Compensation Committee believe that, as a matter of general policy, the Company's incentive compensation plans should be structured to ensure the full deductibility of compensation under Section 162(m), but that the Compensation Committee should reserve the right to establish separate incentive compensation arrangements for otherwise covered executive officers that may not meet Section 162(m) deductibility requirements if it determines, in its sole discretion, that doing so would be in the Company's best interests.

To come within the Section 162(m) exception for "performance-based" plans, the Compensation Committee established a Section 162(m) Performance Based Annual Cash Bonus program ("Section 162(m) Bonus Program") for certain Company officers in 1997 which was approved by the Company's stockholders at the 1997 annual meeting. To qualify under Section 162(m), such plans must have been approved by stockholders within the prior five years. To continue to come within the Section 162(m) exception, the Company's Section 162(m) Bonus Program is again being submitted for stockholder approval at the 2002 Annual Meeting.

The purpose of the Section 162(m) Bonus Program is (i) to retain and motivate key senior executives of the Company who have been designated as participants in the Section 162(m) Bonus Program for a given fiscal year, by providing them with the opportunity to earn annual bonus awards that are based on the extent to which specified performance goals for such year have been achieved or exceeded, and (ii) to structure annual bonus opportunities in a way that will qualify the awards made as "performance-based" for purposes of Section 162(m) so that the Company will be entitled to a tax deduction on the payment of such incentive awards to such employees.

Bonus eligible officers and other key employees not designated as participants in the Section 162(m) Bonus Program for any given year will generally be eligible for coverage under one of the Company's other annual bonus plans and arrangements.

The Compensation Committee believes that annual cash bonuses serve as an incentive to focus on the annual goals that are necessary to preserve and grow shareholder wealth. As part of its pay for performance policy and its long history of maintaining the strong balance sheet necessary to survive and thrive in our industry, the Compensation Committee establishes explicit goals for key members of management that will provide competitive opportunities upon the achievement of the pre-established goals. If this proposal is not approved by the stockholders, the Company's officers and key employees may receive annual cash bonus awards at the discretion of the Compensation Committee under alternative compensation arrangements approved by the Compensation Committee.

Section 162(m) Bonus Program Opportunities and Awards

Within the first 90 days of each fiscal year, the Compensation Committee will establish specific goals for the Chairman and Chief Executive Officer and certain other executive officers of the Company (as appropriate in the Compensation Committee's discretion) that will govern the payment of their annual cash bonuses for that fiscal year. These goals will focus on two categories: income and balance sheet management. The importance and weighting of these two categories will be established each year by the Compensation Committee. Under the category of balance sheet management, the Compensation Committee will establish goals that will include one or several of the following criteria: shareholder equity, long-term debt to capital ratio, investment rating, debt coverage, cash flow or return on invested capital. Under the category of income, the Compensation Committee will establish goals that will include one or several of the following: pre-tax income, earnings per share and net income. Upon achievement of target goals, a participant may earn up to 100% of such participant's salary (not to exceed $4 million in any year). The President and Chief Executive Officer may earn up to an additional 50% of his salary for extraordinary performance exceeding target. The amount actually earned will depend on each participant's position and actual performance versus pre-established target goals. After the acceptance of audited financial statements by the Board, the Compensation Committee will certify the degree of achievement for each criteria and the corresponding bonus payment for each Section 162(m) Bonus Program participant.

Program Administration

The Section 162(m) Bonus Program is administered by the Compensation Committee, consisting of members, each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the IRC. As administrator of the Section 162(m) Bonus Program, the Compensation Committee will, among other things, designate participants, establish performance goals, and interpret and administer the Section 162(m) Bonus Program as it deems necessary or advisable.

Plan Benefits

Mr. Storch, President and Chief Executive Officer, and Mr. Gullion, Executive Vice President and Chief Operating Officer, of the Company, are currently the only individuals designated by the Compensation Committee as participants in the Section 162(m) Bonus Program. Cash bonuses under the plan are determined retrospectively based on past performance against annual goals set by the Compensation Committee and, therefore, future plan benefits are indeterminable. No cash bonus was paid under the Section 162(m) Bonus Program in Fiscal 2002.

Amendment and Termination

The Compensation Committee may terminate the Section 162(m) Bonus Program, in whole or part, and may amend the Section 162(m) Bonus Program from time to time provided (i) that, without the participant's written consent, no such amendment or termination shall adversely affect the annual bonus rights, if any, of any already designated participant for a given fiscal year once the participant designations and performance goals for such year have been announced, and (ii) that the Compensation Committee shall be authorized to make any amendments necessary to comply with applicable regulatory requirements (including, without limitation, Section 162(m)). Section 162(m) Bonus Program amendments will require stockholder approval only if required under Section 162(m).

Federal Income Tax Consequences

Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company shall receive a deduction for the amount constituting ordinary income to the participant, provided that the requirements of Section 162(m) which limit the deductibility of non-performance related compensation paid to certain corporate executives are satisfied.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting at the Annual Meeting is required to approve the Section 162(m) Bonus Program.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
APPROVAL OF THE SECTION 162(m) BONUS PROGRAM PREVIOUSLY APPROVED
BY THE STOCKHOLDERS IN 1997

OTHER MATTERS TO BE VOTED UPON

Management knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matters.

INDEPENDENT AUDITORS

During the year ended May 31, 2002, the Company engaged KPMG LLP as the Company's independent auditors principally to perform the annual audit and to render other services.

The Company's Board of Directors, upon recommendation of its Audit Committee after consideration and determination of the independent auditors' independence in light of all services rendered to the Company, has selected KPMG LLP as its independent auditors for the fiscal year ending May 31, 2003. Representatives of that firm are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by KPMG for audit of the Company's financial statements for Fiscal 2002 and for reviews of financial statements included in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K were $582,500.

All Other Fees

The aggregate Fiscal 2002 fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees", were $242,100, including the following: tax consulting, $102,600; benefit plan audits, $28,000; due diligence assistance, $96,600; other, $14,900.

STOCKHOLDER PROPOSALS FOR THE YEAR 2003 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2003 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. Under the Company's by-laws, in order for a proposal to be eligible for action by the stockholders at and inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting, the stockholder must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than March 19, 2003.

A stockholder proposal submitted outside Rule 14a-8 under the Exchange Act for presentation at the 2003 Annual Meeting will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the stockholder proposal is received by the Company after March 19, 2003.

By Order of the Board of Directors
Howard A. Pulsifer Secretary

August 28, 2002

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK OF AAR CORP., THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2002. REQUESTS SHOULD BE MADE TO MR. HOWARD A. PULSIFER, SECRETARY, AAR CORP., ONE AAR PLACE, 1100 N. WOOD DALE ROAD, WOOD DALE, ILLINOIS 60191, (630) 227-2000.

EXHIBIT 1

AAR CORP.
Board of Directors
Audit Committee Charter

Purpose

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and reporting practices and legal compliance of the Company, (ii) the quality and integrity of the Company's financial reports and (iii) the independence and performance of the Company's internal and independent auditors.

Organization

The Audit Committee shall be comprised of not less than three directors of the Company who shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

Policy and Procedure

The Audit Committee will maintain flexible policies and procedures and meeting schedules to enable the Audit Committee to best react to changing circumstances and monitor that the Company's accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary.

The Committee will provide for free and open communication between the Committee and the Company's directors, independent auditors, internal auditors and management.

Both the Company's internal auditors and independent auditor are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's shareholders.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's legal counsel or independent auditor to attend committee meetings or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board.

Responsibilities

1.
Review and assess the adequacy of the Audit Committee charter annually and submit it to the Board for approval with any recommended changes.

2.
Recommend to the Board the appointment of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.

3.
Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, and recommend to the Board appropriate action to ensure the independent auditors' independence. Review the compensation arrangements and proxy statement disclosures of fees paid to Independent Auditor.

4.
Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee Chairman may represent the full committee for purposes of this review.

E-1

5.
Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used, and at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

6.
Review with the Company's independent auditors, internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

7.
Review the internal audit function of the Company, including its organizational structure, independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the Director of Internal Audit.

8.
Receive a summary of significant findings from completed internal audits, together with management's response, and periodic progress reports, with explanation for any deviations from the original plan.

9.
Review the audited financial statements prior to their filing or distribution to shareholders with management and the independent auditors regarding (i) accounting principles, practices and judgments, (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, and (iii) any changes in accounting principles.

10.
Provide sufficient opportunity for the internal auditor and independent auditors to meet with the members of the Committee without members of management present, such meetings to occur at least twice a year. Among the items to be considered for discussion in these meetings are the auditors' evaluation of the Company's financial, accounting, and auditing personnel, the auditors' judgments about the Company's accounting principles as applied to its financial reporting; and the level of management cooperation that the outside auditors received during the course of the audit.

11.
Review the human resources and succession planning of the accounting and financial operations within the Company.

12.
Report on significant matters discussed at each Committee meeting to the Board.

13.
Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

14.
Prepare a report to shareholders to be included in the Company's annual proxy statement as required by the Securities and Exchange Commission.

15.
Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

E-2

AAR CORP.	PROXY
This Proxy is Solicited on Behalf of the Board of Directors for the October 9, 2002 Annual Meeting of Stockholders to be held at AAR CORP.'s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 9, 2002, at 10:00 A.M. (CST).

The undersigned hereby appoints DAVID P. STORCH and HOWARD A. PULSIFER, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2002 Annual Meeting of Stockholders of AAR CORP. to be held on October 9, 2002, or any adjournment thereof, and to vote all shares of AAR CORP. Common Stock which the undersigned would be entitled to vote if personally present.

1.
Election of three Class III directors; nominees: Howard B. Bernick, Ira A. Eichner and Ronald R. Fogleman (see reverse side); and

2.
To approve the AAR CORP. Section 162(m) Performance-Based Annual Cash Bonus Program adopted by the Compensation Committee of the Board of Directors of the Company for executive officers of the Company.

AS TO EACH ITEM SET FORTH ON THE REVERSE HEREOF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR  ITEMS 1 AND 2.

(Continued and to be dated and signed on reverse side.)

^ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ^

Dear Stockholder:

We encourage you to submit your proxy for the voting of your shares electronically this year either by telephone or the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears above, just below the perforation, must be used in order to submit your proxy vote by telephone or the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

To submit your proxy vote by Telephone:
Using a touch-tone phone call toll-free:	1-877-PRX-VOTE (1-877-779-8683)
To submit your proxy vote by Internet:
Log onto the Internet and go to the website:	http://www.eproxyvote.com/air
Note: If you submit your proxy over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do not return this Proxy Card if you are submitting your proxy by telephone or the Internet

/x/	Please mark your votes as in this example	6019
As to any other business that may come before the 2002 Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the proxies.	PLEASE MARK VOTE CLEARLY
The Board of Directors recommends a vote "FOR" items 1 and 2 described in the proxy statement:
1.	Election of three Class III directors	FOR all nominees* / /	Withhold Authority to vote for all Nominees / /	Nominees: 01 Howard B. Bernick 02 Ira A. Eichner 03 Ronald R. Fogleman	2.	To approve the AAR CORP. Section 162(m) Performance-Based Annual Cash Bonus Program adopted by the Compensation Committee of the Board of Directors of the Company for executive officers of the Company.	FOR / /	AGAINST / /	ABSTAIN / /
*(Instructions: to withhold authority to vote for any individual nominee, write that nominee's name(s) in the space below)

						(Please sign as name appears hereon. Joint owners should all sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.)

						SIGNATURE(S)		DATE
^ FOLD AND DETACH HERE ^

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SOLICITATION
RECORD DATE AND VOTING AT THE ANNUAL MEETING
BOARD OF DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
AUDIT COMMITTEE REPORT
PROPOSAL 2
OTHER MATTERS TO BE VOTED UPON
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR THE YEAR 2003 ANNUAL MEETING
  EXHIBIT 1